EXHIBIT 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-QSB of Millennium Bankshares Corporation for the quarter ended June 30, 2004, I, Carroll C. Markley, Chairman and Chief Executive Officer of Millennium Bankshares Corporation, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a) such Form 10-QSB for the quarter ended June 30, 2004, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in such Form 10-QSB for the quarter ended June 30, 2004, fairly presents, in all material respects, the consolidated financial condition and results of Millennium Bankshares Corporation and its subsidiaries as of, and for, the periods presented in such Form 10-QSB.

By:	/s/ Carroll C. Markley	Date: August 13, 2004
Carroll C. Markley
Chairman and Chief Executive Officer